Exhibit 10.5

AMENDMENT TO GENERAL SECURITY AGREEMENT

This Amendment to General Security Agreement (this “Agreement”) is made as of the 9th day of December, 2020 between Venus Concept Canada Corp., as grantor (the “Corporation”) and City National Bank of Florida, as lender (the “Secured Party”).

RECITALS:

A.

The Corporation, the Secured Party and certain other parties have entered into a Third Amended and Restated Loan Agreement dated as of the date hereof (as may be amended, restated, modified, supplemented or replaced from time to time, the “Loan Agreement”), which establishes certain credit facilities in favour of the Corporation and certain of its affiliates.

B.

As general and continuing collateral security for the payment and satisfaction of its obligations, indebtedness and liability under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), the Corporation executed in favour of the Secured Party a general security agreement dated as of May 25, 2017 (amended, restated, modified or supplemented prior to the date hereof, the “Security Agreement”).

C.	The Corporation and the Secured Party have agreed to amend the Security Agreement on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Corporation and the Secured Party agree as follows:

1.	Capitalized Terms. All capitalized terms used in this Agreement that are not defined herein shall have the meanings ascribed thereto in the Loan Agreement.

2.	Amendments to General Security Agreement.

(a)	Paragraph 1(c) of the Security Agreement is hereby amended by deleting the following phrase:

“(iv) any assets that are not collateral pledged and perfected under the Madryn Loan Documents,”;

and replacing it with the following phrase:

“(iv) any assets that are not collateral pledged and perfected under the Transaction Documents (as defined in the Exchange Agreement),”; and

(b)	The final paragraph of Section 13 of the Security Agreement is hereby deleted in its entirety and replaced with the following:

“The parties hereby affirm and acknowledge that if there exists any inconsistency between the provisions of this Security Agreement and the provision of the Loan Agreement, then the provisions of the Loan Agreement shall prevail, to the extent of such inconsistency.”.

3.	Continuing Effect. Except as expressly set forth in this Agreement, all other terms and conditions of the Security Agreement shall remain unchanged and shall continue in full force and effect, as may be amended hereby. No amendment or waiver of any other term, condition, covenant, agreement or any other aspect of the Security Agreement is intended or implied. This Agreement is a Loan Document.

4.

Reaffirmation and Confirmation. The Corporation hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents to which it is a party represent its valid, enforceable and collectible obligations. The Corporation hereby agrees that this Agreement in no way acts as a release or relinquishment of the Secured Party’s rights securing payments of the Obligations, and the same are hereby ratified and confirmed by the Corporation in all respects.

5.

Registration. The Corporation hereby authorizes the Secured Party to file such financing statements and other documents, and to do such other acts, matters and things from time to time as the Secured Party may deem appropriate, in its sole discretion, to perfect, amend or continue any security interest granted under the Security Agreement. The Corporation hereby waives its right under the Personal Property Security Act (Ontario) (the “PPSA”) to receive a printed copy of any financing statement or financing change statement relating to this Agreement or any verification statement or other statement used by the Registrar (as defined in the PPSA) to confirm the registration of any such financing statement or financing change statement.

6.

Costs and Expenses. All reasonable costs, fees and expenses incurred by the Secured Party in preparing this Agreement (including all external legal fees incurred by the Secured Party) shall be on the account of the Corporation, and shall form part of the Obligations secured by the Security Agreement.

7.	Prior Agreements. This Agreement supersedes and replaces any prior agreements or understandings with respect to any of the matters provided for herein.

8.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, as the same may from time to time be in effect.

9.

Counterparts. This Agreement may be executed in any number of separate counterparts by any one or more of the parties thereto, and all of such counterparts taken together shall constitute one and the same instrument. Delivery by any party of an executed counterpart of this Agreement by telecopier, PDF or by other electronic means shall be as effective as delivery of a manually executed counterpart of such party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

VENUS CONCEPT CANADA CORP.

Per:	/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

CITY NATIONAL BANK OF FLORIDA

Per:	/s/ Greg Mangram
Name: Greg Mangram
Title: Senior Vice President

Amendment to General Security Agreement